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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:	Thad Vayda +1 713-232-7551	News Release

Diane Vento +1 713-232-8015

Media Contact:	Chris Kettmann +1 713-232-7647	FOR RELEASE: August 12, 2014

TRANSOCEAN LTD. ANNOUNCES SCHEDULE FOR SECOND DIVIDEND INSTALLMENT AND CURRENCY ELECTION PERIOD

ZUG, SWITZERLAND-August 12, 2014-Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today announced the schedule for the payment of the second installment of its U.S. dollar-denominated dividend. The installment of $0.75 per share, or approximately $272 million, is based upon the number of currently outstanding shares. The installment represents the second of four quarterly installments totaling $3.00 per share, or approximately $1.1 billion in the aggregate, from additional paid-in capital (“APIC”) approved by shareholders at the company's 2014 Annual General Meeting held on May 16, 2014.

2014 Dividend Schedule - Second Installment
•August 20, 2014 - Ex-Dividend Date
•August 22, 2014 - Record Date
•September 17, 2014 - Installment Payment Date

Currency Election Period

For shareholders who elect to receive the second dividend installment in Swiss francs (“CHF”), on or about September 15, 2014, the dividend payment will be converted into CHF by Computershare. The equivalent CHF per share will be posted to the company’s website at www.deepwater.com. Shareholders who wish to receive the payment in CHF must make their election between 5 p.m. EDT (11 p.m. CEST) on August 25, 2014 and 8 p.m. EDT on August 29, 2014 (2 a.m. CEST August 30, 2014).

NO ACTION IS REQUIRED IF YOU WISH TO RECEIVE YOUR DIVIDEND IN U.S. DOLLARS.

Holders of shares registered in the share register who would like to receive this installment in CHF must send their election during the election period, in writing, to the following address:

•Computershare Attn: Steven Myers, 480 Washington Boulevard, 29th Floor, Jersey City, NJ 07310 USA
•Email: steven.myers@computershare.com
•Phone: +1 201-680-5333

If you hold your shares in the name of a bank, broker or nominee, you must contact them directly to make the election arrangements.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which could be made include, but are not limited to, the dividend and timing of dividend payments. These include but are not limited to operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those discussed in the company's most recent Form 10-K for the year ended December 31, 2013 and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and it does not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean Ltd. and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean Ltd.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 78 mobile offshore drilling units consisting of 47 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 21 midwater floaters and 10 high-specification jackups. In addition, the company has eight ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the website www.deepwater.com.